Exhibit 99.1

Alcoa Corporation Reports Fourth Quarter and Full Year 2024 Results

PITTSBURGH--(BUSINESS WIRE)--January 22, 2025--Alcoa Corporation (NYSE: AA; ASX: AAI) today reported fourth quarter and full year 2024 results that demonstrate significant improvements in financial performance on continued strength in alumina and aluminum pricing and considerable advances in operational stability.

Financial Results and Highlights

M, except per share amounts	4Q24	3Q24	FY24	FY23
Revenue	$3,486	$2,904	$11,895	$10,551
Net income (loss) attributable to Alcoa Corporation	$202	$90	$60	$(651)
Income (loss) per share attributable to Alcoa Corporation common shareholders	$0.76	$0.38	$0.26	$(3.65)
Adjusted net income (loss)	$276	$135	$296	$(405)
Adjusted income (loss) per common share	$1.04	$0.57	$1.35	$(2.27)
Adjusted EBITDA excluding special items	$677	$455	$1,589	$536

Fourth Quarter 2024

•
Revenue increased to $3.5 billion, a 20 percent increase sequentially
•
Net income increased 124 percent sequentially to $202 million, or $0.76 per common share
•
Adjusted net income increased 104 percent sequentially to $276 million, or $1.04 per common share
•
Adjusted EBITDA excluding special items increased 49 percent sequentially to $677 million
•
Progressed cooperation with stakeholders for the San Ciprián complex
•
Paid quarterly cash dividend of $0.10 per share of stock, totaling $27 million

Full Year 2024

•
Revenue increased to $11.9 billion, a 13 percent increase
•
Net income increased to $60 million, or $0.26 per common share
•
Adjusted net income increased to $296 million, or $1.35 per common share
•
Adjusted EBITDA excluding special items increased to $1.6 billion
•
Set annual production records at five smelters in the U.S., Canada and Norway
•
Extended long-term agreement to supply smelter grade alumina to Aluminium Bahrain B.S.C. (Alba) over 10 years
•
Delivered $645 million profitability improvement program
•
Completed curtailment of Kwinana refinery in Australia
•
Completed the acquisition of Alumina Limited
•
Announced an agreement for the sale of 25.1% interest in the Ma’aden joint ventures
•
Paid quarterly cash dividends of $0.10 per share of stock, totaling $90 million
•
Finished 2024 with a cash balance of $1.1 billion, reflecting proceeds of $737 million from a green bond issuance and the repayment of Alumina Limited debt of $385 million

“Reflecting on 2024, it was a productive year for Alcoa as we delivered on strategic actions and operational improvements, including closing the acquisition of Alumina Limited, announcing the sale of our interest in the Ma’aden joint ventures, hitting production records and improving operational stability,” said Alcoa President and CEO William F. Oplinger. “Looking ahead to 2025, we will continue to drive operational excellence and improve our overall competitiveness.”

Fourth Quarter 2024 Results

•
Production: Alumina production decreased 2 percent sequentially to 2.39 million metric tons. In the Aluminum segment, production increased 2 percent sequentially to 571,000 metric tons primarily due to continued progress on the Alumar, Brazil smelter restart.
•
Shipments: In the Alumina segment, third-party shipments of alumina increased 12 percent sequentially primarily due to increased trading. In Aluminum, total shipments were flat sequentially at 641,000 metric tons.
•
Revenue: The Company’s total third-party revenue of $3.5 billion increased 20 percent sequentially. In the Alumina segment, third-party revenue increased 46 percent on an increase in average realized third-party price and higher shipments. In the Aluminum segment, third-party revenue increased 5 percent on an increase in average realized third-party price.
•
Net income attributable to Alcoa Corporation was $202 million, or $0.76 per common share. Sequentially, the results reflect increased alumina and aluminum prices and higher alumina shipments, partially offset by increased restructuring charges (see below) and increased production costs. The production cost increase was primarily due to a charge to write down certain inventories to their net realizable value, partially offset by benefits from the Advanced Manufacturing Tax Credit on Section 45X (IRA 45X credit).

In October 2024, the U.S. Treasury Department issued final regulations on the IRA 45X credit, which clarified that some direct and indirect material costs can qualify for the credit. In the fourth quarter 2024, the Company recorded the full year 2023 and 2024 benefit related to the update totaling $30 million in Cost of goods sold at the Massena smelter in New York and the Warrick smelter in Indiana.

•
Adjusted net income was $276 million, or $1.04 per common share, excluding the impact from net special items of $74 million. Notable special items include a restructuring charge of $82 million related to the Kwinana refinery curtailment primarily due to an increase in water management costs, partially offset by the corresponding tax benefit.
•
Adjusted EBITDA excluding special items was $677 million, a sequential increase of $222 million primarily due to higher alumina and aluminum prices, favorable currency impacts, and higher alumina shipments, partially offset by increased production costs.
•
Cash: Alcoa ended the quarter with a cash balance of $1.1 billion. Cash provided from operations was $415 million. Cash used for financing activities was $394 million primarily related to the repayment of the Alumina Limited debt of $385 million. Cash used for investing activities was $174 million due to capital expenditures of $169 million.
•
Working capital: For the fourth quarter, Receivables from customers of $1.1 billion, Inventories of $2.0 billion and Accounts payable, trade of $1.8 billion comprised DWC working capital. Alcoa reported 34 days working capital, a sequential decrease of 11 days primarily due to a decrease in inventory days on higher sales.

Full Year 2024 Results

•
Production: Alumina production decreased 8 percent annually primarily due to the full curtailment of the Kwinana refinery completed in June 2024. Aluminum production increased 5 percent annually primarily due to the restart of capacity at the Warrick smelter and continued progress on the Alumar smelter restart.
•
Shipments: In the Alumina segment, third-party shipments of alumina increased 4 percent primarily due to increased sales of externally sourced alumina to fulfill customer commitments and increased trading. In Aluminum, total shipments increased 4 percent annually primarily due to increased production at the Warrick and Alumar smelters.
•
Revenue: The Company’s total third-party revenue increased 13 percent to $11.9 billion, driven primarily by higher average realized third-party prices for alumina and aluminum and higher shipments. Annually, the average realized third-party price of alumina increased 32 percent to $472 per metric ton.
•
Net income attributable to Alcoa Corporation was $60 million, or $0.26 per common share, compared with the prior year’s net loss of $651 million, or $3.65 per common share. The results reflect lower raw material and energy costs and higher alumina and aluminum prices, partially offset by increased restructuring charges (see below). Additionally, the results reflect the non-recurrence of a charge to tax expense of $152 million to record a valuation allowance on Alcoa World Alumina Brasil Ltda. (AWAB) deferred tax assets in the fourth quarter 2023 and the benefit of the absence of Net income attributable to noncontrolling interest following the acquisition of Alumina Limited on August 1, 2024.

•
Adjusted net income was $296 million, or $1.35 per common share, excluding the impact from net special items of $236 million. Notable special items include $287 million related to the curtailment of the Kwinana refinery, partially offset by the corresponding tax and noncontrolling interest impacts of $143 million.
•
Adjusted EBITDA excluding special items increased 196 percent sequentially to $1.6 billion, mainly attributable to year-over-year higher average realized prices for alumina and aluminum and lower raw material and energy costs, partially offset by higher production costs primarily in the Alumina segment.
•
Cash: Alcoa ended 2024 with a cash balance of $1.1 billion. Cash provided from operations was $622 million. Cash provided from financing activities was $201 million primarily related to the net proceeds from the debt issuance of $737 million, partially offset by the repayment of the Alumina Limited debt of $385 million. Cash used for investing activities was $608 million due to capital expenditures of $580 million.
•
Working capital: The Company reported 34 days working capital, a year-over-year improvement of 5 days. The change relates to a decrease of 24 days in inventory partially offset by a decrease of 13 days in accounts payable, both primarily on higher sales, and an increase of 6 days in accounts receivable primarily due to higher pricing for alumina and aluminum.

Key Actions

•
San Ciprián complex: On January 21, 2025, Alcoa announced that a memorandum of understanding (MoU) was signed between the Company, the Spanish national and Xunta regional governments, and IGNIS Equity Holdings, SL (IGNIS EQT), the entity pursuing 25% ownership of the San Ciprián complex. The MoU outlines a process for the parties to work cooperatively toward the common objective of improving the long-term outlook for the San Ciprián operations.
•
Alumina Limited Revolving Credit Facility: On November 29, 2024, Alcoa voluntarily repaid $385 million drawn under the Alumina Limited Revolving Credit Facility. In connection with the acquisition of Alumina Limited, the Company assumed $385 million of indebtedness as of August 1, 2024.
•
Profitability improvement program: In January 2024, the Company shared a series of actions to improve its profitability by $645 million by year end 2025 in comparison to the base year 2023. Through the fourth quarter 2024, the Company had implemented numerous improvements to exceed its target, actioning $675 million of improvements year over year.

2025 Outlook

The following outlook does not include reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa expects 2025 total Alumina segment production to range between 9.5 to 9.7 million metric tons, a decrease from 2024 due to the curtailment of the Kwinana refinery. In 2025, alumina shipments are expected to be between 13.1 and 13.3 million metric tons, consistent with 2024. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts due to the curtailment of the Kwinana refinery.

Alcoa expects 2025 total Aluminum segment production to range between 2.3 and 2.5 million metric tons, an increase from 2024 due to smelter restarts. In 2025, aluminum shipments are expected to range between 2.6 and 2.8 million metric tons.

Within the first quarter 2025 Alumina Segment Adjusted EBITDA, the Company expects sequential favorable impacts of $30 million due to the absence of a charge to write down certain inventories to their net realizable value, partially offset by the typical first quarter impacts from the beginning of maintenance cycles and lower shipments.

For the first quarter 2025, the Aluminum Segment expects sequential unfavorable impacts of $60 million due to the non-recurrence of the fourth quarter 2024 benefit from the IRA 45X credit, lower seasonal pricing at Brazil hydro-electric facilities, and the absence of Ma’aden offtake volumes due to the announced transaction.

Within Other expenses, contributions to ELYSISTM in the first quarter of 2025 are expected to increase by $25 million which triggers loss recognition.

Based on current alumina and aluminum market conditions, Alcoa expects first quarter 2025 operational tax expense to approximate $120 million to $130 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Standard Time (EST) / 9:00 a.m. Australian Eastern Daylight Time (AEDT) on Wednesday, January 22, 2025 / Thursday, January 23, 2025, to present fourth quarter and full year 2024 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EST on January 22, 2025 / 8:15 a.m. AEDT on January 23, 2025. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, media broadcasts, and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA; ASX: AAI) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This news release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters, such as our Green Finance Framework); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (1) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (2) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to London Metal Exchange (LME) or other commodities; (3) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (4) competitive and complex conditions in global markets; (5) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (6) rising energy costs and interruptions or uncertainty in energy supplies; (7) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (8) our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (9) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (10) economic, political, and social conditions, including the impact of trade policies and adverse industry publicity; (11) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (12) changes in tax laws or exposure to additional tax liabilities; (13) global competition within and beyond the aluminum industry; (14) our ability to obtain or maintain adequate insurance coverage; (15) disruptions in the global economy caused by ongoing regional conflicts; (16) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (17) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (18) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (19) claims, costs, and liabilities related to health, safety and environmental laws, regulations, and other requirements in the jurisdictions in which we operate; (20) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (21) our ability to fund capital expenditures; (22) deterioration in our credit profile or increases in interest rates; (23) restrictions on our current and future operations due to our indebtedness; (24) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (25) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (26) labor market conditions, union disputes and other employee relations issues; (27) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (28) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Non-GAAP Financial Measures

This news release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Sales	$3,486	$2,904	$2,595

Cost of goods sold (exclusive of expenses below)	2,714	2,393	2,425
Selling, general administrative, and other expenses	80	66	64
Research and development expenses	17	16	14
Provision for depreciation, depletion, and amortization	159	159	163
Restructuring and other charges, net	91	30	(11)
Interest expense	45	44	28
Other expenses (income), net	42	12	(11)
Total costs and expenses	3,148	2,720	2,672

Income (loss) before income taxes	338	184	(77)
Provision for income taxes	136	86	150

Net income (loss)	202	98	(227)

Less: Net income (loss) attributable to noncontrolling interest	—	8	(77)

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION	$202	$90	$(150)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income (loss)	$0.77	$0.39	$(0.84)
Average number of common shares	258,356,066	231,799,090	178,466,610

Diluted:
Net income (loss)	$0.76	$0.38	$(0.84)
Average number of common shares	260,457,179	233,594,549	178,466,610

(1)
For the quarter ended December 31, 2024, dividends paid on preferred stock were $1 and undistributed earnings of $2 were allocated to preferred stock under the two-class method required by GAAP. For the quarter ended September 30, 2024, undistributed earnings of $1 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Year Ended
	December 31, 2024	December 31, 2023
Sales	$11,895	$10,551

Cost of goods sold (exclusive of expenses below)	10,044	9,813
Selling, general administrative, and other expenses	275	226
Research and development expenses	57	39
Provision for depreciation, depletion, and amortization	642	632
Restructuring and other charges, net	341	184
Interest expense	156	107
Other expenses, net	91	134
Total costs and expenses	11,606	11,135

Income (loss) before income taxes	289	(584)
Provision for income taxes	265	189

Net income (loss)	24	(773)

Less: Net loss attributable to noncontrolling interest	(36)	(122)

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION	$60	$(651)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income (loss)	$0.26	$(3.65)
Average number of common shares	212,420,991	178,311,096

Diluted:
Net income (loss)	$0.26	$(3.65)
Average number of common shares	214,051,326	178,311,096

(1)
For the year ended December 31, 2024, dividends paid on preferred stock were $1 and undistributed earnings of $3 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,138	$944
Receivables from customers	1,096	656
Other receivables	143	152
Inventories	1,998	2,158
Fair value of derivative instruments	25	29
Prepaid expenses and other current assets(1)	514	466
Total current assets	4,914	4,405
Properties, plants, and equipment	19,550	20,381
Less: accumulated depreciation, depletion, and amortization	13,161	13,596
Properties, plants, and equipment, net	6,389	6,785
Investments	980	979
Deferred income taxes	283	333
Fair value of derivative instruments	—	3
Other noncurrent assets(2)	1,499	1,650
Total assets	$14,065	$14,155
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,805	$1,714
Accrued compensation and retirement costs	362	357
Taxes, including income taxes	102	88
Fair value of derivative instruments	263	214
Other current liabilities	788	578
Long-term debt due within one year	75	79
Total current liabilities	3,395	3,030
Long-term debt, less amount due within one year	2,470	1,732
Accrued pension benefits	255	278
Accrued other postretirement benefits	412	443
Asset retirement obligations	691	772
Environmental remediation	182	202
Fair value of derivative instruments	836	1,092
Noncurrent income taxes	9	193
Other noncurrent liabilities and deferred credits	656	568
Total liabilities	8,906	8,310
EQUITY
Alcoa Corporation shareholders’ equity:
Preferred stock	—	—
Common stock	3	2
Additional capital	11,587	9,187
Accumulated deficit	(1,323)	(1,293)
Accumulated other comprehensive loss	(5,108)	(3,645)
Total Alcoa Corporation shareholders’ equity	5,159	4,251
Noncontrolling interest	—	1,594
Total equity	5,159	5,845
Total liabilities and equity	$14,065	$14,155

(1)
This line item includes $43 and $32 of current restricted cash at December 31, 2024 and December 31, 2023, respectively.
(2)
This line item includes $53 and $71 of noncurrent restricted cash at December 31, 2024 and December 31, 2023, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Year Ended December 31,
	2024	2023
CASH FROM OPERATIONS
Net income (loss)	$24	$(773)
Adjustments to reconcile net income (loss) to cash from operations:
Depreciation, depletion, and amortization	642	632
Deferred income taxes	23	(22)
Equity (income) loss, net of dividends	(2)	201
Restructuring and other charges, net	341	184
Net loss from investing activities – asset sales	37	18
Net periodic pension benefit cost	10	6
Stock-based compensation	36	35
(Gain) loss on mark-to-market derivative financial contracts	(8)	26
Other	34	78
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
(Increase) decrease in receivables	(493)	104
Decrease in inventories	51	243
(Increase) decrease in prepaid expenses and other current assets	(68)	39
Increase (decrease) in accounts payable, trade	190	(74)
Decrease in accrued expenses	(108)	(133)
Increase (decrease) in taxes, including income taxes	95	(146)
Pension contributions	(16)	(24)
Increase in noncurrent assets	(4)	(210)
Decrease in noncurrent liabilities	(162)	(93)
CASH PROVIDED FROM OPERATIONS	622	91

FINANCING ACTIVITIES
Additions to debt	1,032	127
Payments on debt	(679)	(72)
Proceeds from the exercise of employee stock options	—	1
Dividends paid on Alcoa preferred stock	(1)	—
Dividends paid on Alcoa common stock	(89)	(72)
Payments related to tax withholding on stock-based compensation awards	(15)	(34)
Financial contributions for the divestiture of businesses	(35)	(52)
Contributions from noncontrolling interest	65	188
Distributions to noncontrolling interest	(49)	(30)
Acquisition of noncontrolling interest	(23)	—
Other	(5)	1
CASH PROVIDED FROM FINANCING ACTIVITIES	201	57

INVESTING ACTIVITIES
Capital expenditures	(580)	(531)
Proceeds from the sale of assets	3	4
Additions to investments	(37)	(70)
Other	6	12
CASH USED FOR INVESTING ACTIVITIES	(608)	(585)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(28)	10
Net change in cash and cash equivalents and restricted cash	187	(427)
Cash and cash equivalents and restricted cash at beginning of year	1,047	1,474
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,234	$1,047

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	4Q23	2023	1Q24	2Q24	3Q24	4Q24	2024
Alumina:
Bauxite production (mdmt)	10.4	41.0	10.1	9.5	9.4	9.3	38.3
Third-party bauxite shipments (mdmt)	2.0	7.6	1.0	1.5	1.5	2.4	6.4
Alumina production (kmt)	2,789	10,908	2,670	2,539	2,435	2,390	10,034
Third-party alumina shipments (kmt)	2,259	8,698	2,397	2,267	2,052	2,289	9,005
Intersegment alumina shipments (kmt)	1,176	4,125	943	1,025	1,027	1,199	4,194
Produced alumina shipments (kmt)	2,913	11,072	2,621	2,595	2,366	2,468	10,050
Average realized third-party price per metric ton of alumina	$344	$358	$372	$399	$485	$636	$472
Adjusted operating cost per metric ton of produced alumina shipped	$303	$315	$304	$313	$310	$310	$309

Third-party bauxite sales	$124	$484	$64	$96	$93	$128	$381
Third-party alumina sales	781	3,129	897	914	1,003	1,467	4,281
Intersegment alumina sales	449	1,648	395	457	565	846	2,263
Adjusted operating costs(1)	882	3,487	796	814	734	766	3,110
Other segment items(2)	388	1,501	421	467	560	959	2,407
Segment Adjusted EBITDA(3)	$84	$273	$139	$186	$367	$716	$1,408

Depreciation and amortization	$87	$333	$87	$90	$85	$86	$348
Equity (loss) income	$(11)	$(48)	$(11)	$2	$6	$25	$22

Aluminum:
Aluminum production (kmt)	541	2,114	542	543	559	571	2,215
Total aluminum shipments (kmt)	638	2,491	634	677	638	641	2,590
Produced aluminum shipments (kmt)	543	2,166	550	595	566	566	2,277
Average realized third-party price per metric ton of aluminum	$2,678	$2,828	$2,620	$2,858	$2,877	$3,006	$2,841
Adjusted operating cost per metric ton of produced aluminum shipped	$2,406	$2,438	$2,323	$2,256	$2,392	$2,675	$2,410

Third-party sales	$1,683	$6,925	$1,638	$1,895	$1,802	$1,895	$7,230
Intersegment sales	4	15	4	3	5	4	16
Adjusted operating costs(1)	1,307	5,281	1,279	1,342	1,353	1,514	5,488
Other segment items(2)	292	1,198	313	323	274	191	1,101
Segment Adjusted EBITDA(3)	$88	$461	$50	$233	$180	$194	$657

Depreciation and amortization	$70	$277	$68	$68	$68	$68	$272
Equity (loss) income	$(18)	$(106)	$2	$21	$(11)	$(17)	$(5)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net (loss) income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(3)	$172	$734	$189	$419	$547	$910	$2,065
Unallocated amounts:
Transformation(4)	(26)	(80)	(14)	(16)	(14)	(18)	(62)
Intersegment eliminations	(12)	7	(8)	(29)	(38)	(156)	(231)
Corporate expenses(5)	(46)	(133)	(34)	(41)	(39)	(46)	(160)
Provision for depreciation, depletion, and amortization	(163)	(632)	(161)	(163)	(159)	(159)	(642)
Restructuring and other charges, net	11	(184)	(202)	(18)	(30)	(91)	(341)
Interest expense	(28)	(107)	(27)	(40)	(44)	(45)	(156)
Other income (expenses), net	11	(134)	(59)	22	(12)	(42)	(91)
Other(6)	4	(55)	(9)	(42)	(27)	(15)	(93)
Consolidated (loss) income before income taxes	(77)	(584)	(325)	92	184	338	289
(Provision for) benefit from income taxes	(150)	(189)	18	(61)	(86)	(136)	(265)
Net loss (income) attributable to noncontrolling interest	77	122	55	(11)	(8)	—	36
Consolidated net (loss) income attributable to Alcoa Corporation	$(150)	$(651)	$(252)	$20	$90	$202	$60

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Adjusted operating costs includes all production related costs for alumina or aluminum shipped: raw materials consumed; conversion costs, such as labor, materials, and utilities; and plant administrative expenses.
(2)
Other segment items include costs associated with trading activity, the Alumina segment’s purchase of bauxite from offtake or other supply agreements, the Alumina segment’s commercial shipping services, and the Aluminum segment’s energy assets; other direct and non-production related charges; Selling, general administrative, and other expenses; and Research and development expenses.
(3)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(4)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(5)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(6)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Income (Loss)			Income (Loss)
	Quarter ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) attributable to Alcoa Corporation	$202	$90	$(150)	$60	$(651)

Special items:
Restructuring and other charges, net	91	30	(11)	341	184
Other special items(1)	(1)	34	(2)	37	71
Discrete and other tax items impacts(2)	1	(3)	102	(2)	45
Tax impact on special items(3)	(17)	(12)	1	(84)	(12)
Noncontrolling interest impact(3)	—	(4)	(40)	(56)	(42)
Subtotal	74	45	50	236	246

Net income (loss) attributable to Alcoa Corporation – as adjusted	$276	$135	$(100)	$296	$(405)

Diluted EPS(4):
Net income (loss) attributable to Alcoa Corporation common shareholders	$0.76	$0.38	$(0.84)	$0.26	$(3.65)

Net income (loss) attributable to Alcoa Corporation common shareholders – as adjusted	$1.04	$0.57	$(0.56)	$1.35	$(2.27)

Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income (loss) attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended December 31, 2024, a net favorable change in mark-to-market energy derivative instruments ($23), an adjustment to the gain on sale of the Warrick Rolling Mill in Evansville, Indiana for additional site separation costs ($17), external costs related to portfolio actions ($4), and net charges for other special items ($1);
•
for the quarter ended September 30, 2024, a net unfavorable change in mark-to-market energy derivative instruments ($31), external costs related to portfolio actions ($4), and a net benefit for other special items ($1);
•
for the quarter ended December 31, 2023, a net favorable change in mark-to-market energy derivative instruments ($7), costs related to the restart process of the Warrick Operations site in Indiana ($3), and net charges for other special items ($2);
•
for the year ended December 31, 2024, an adjustment to the gain on sale of the Warrick Rolling Mill for additional site separation costs ($32), a net favorable change in mark-to-market energy derivative instruments ($14), external costs related to portfolio actions ($14), costs related to the restart process at the San Ciprián, Spain smelter ($4), costs related to the restart process at the Warrick Operations site ($3), and a net benefit for other special items ($2); and,
•
for the year ended December 31, 2023, costs related to the restart process at the Alumar, Brazil smelter ($33), an adjustment to the gain on sale of the Warrick Rolling Mill for additional site separation costs ($17), costs related to the closure of the Intalco, Washington aluminum smelter ($16), a net unfavorable change in mark-to-market energy derivative instruments ($13), a gain on sale of non-core rights ($9), and charges for other special items ($1).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended December 31, 2024, a net charge for discrete tax items ($1);
•
for the quarter ended September 30, 2024, a net benefit for discrete tax items ($3);
•
for the quarter ended December 31, 2023, a charge to record a valuation allowance on AWAB's deferred tax assets due to cumulative losses ($104) and a net benefit for other discrete tax items ($2);
•
for the year ended December 31, 2024, a net benefit for discrete tax items ($2); and,
•
for the year ended December 31, 2023, a charge to record a valuation allowance on AWAB’s deferred tax assets due to cumulative losses ($104), a benefit related to the reversal of a valuation allowance on deferred tax assets of the Company's subsidiaries in Iceland ($58), and a net benefit for other discrete tax items ($1).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) In any period with a Net loss attributable to Alcoa Corporation (GAAP or as adjusted), the average number of common shares applicable to diluted earnings per share exclude certain share equivalents as their effect is anti-dilutive.

For the quarter ended December 31, 2024, dividends paid on preferred stock were $1, and undistributed earnings of $2 and undistributed earnings – as adjusted of $3 were allocated to preferred stock under the two-class method. For the quarter ended September 30, 2024, undistributed earnings of $1 and undistributed earnings – as adjusted of $2 were allocated to preferred stock under the two-class method.

For the year ended December 31, 2024, dividends paid on preferred stock were $1, and undistributed earnings of $3 and undistributed earnings – as adjusted of $5 were allocated to preferred stock under the two-class method.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net income (loss) attributable to Alcoa Corporation	$202	$90	$(150)	$60	$(651)

Add:
Net income (loss) attributable to noncontrolling interest	—	8	(77)	(36)	(122)
Provision for income taxes	136	86	150	265	189
Other expenses (income), net	42	12	(11)	91	134
Interest expense	45	44	28	156	107
Restructuring and other charges, net	91	30	(11)	341	184
Provision for depreciation, depletion, and amortization	159	159	163	642	632

Adjusted EBITDA	675	429	92	1,519	473

Special items(1)	2	26	(3)	70	63

Adjusted EBITDA, excluding special items	$677	$455	$89	$1,589	$536

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended December 31, 2024, the mark-to-market contracts associated with the Portland smelter generated losses ($4) in Other expenses (income), net which economically increase the cost of power recorded in Cost of goods sold. This non-GAAP reclass presents the total cost of power within Cost of goods sold. This was offset by external costs related to portfolio actions ($4) and charges for other special items ($2);
•
for the quarter ended September 30, 2024, net cost of power associated with the Portland smelter ($21), external costs related to portfolio actions ($4), and charges for other special items ($1);
•
for the quarter ended December 31, 2023, total cost of power associated with the Portland smelter ($9). This was partially offset by costs related to the restart process at the Warrick Operations site in Indiana ($3) and net charges for other special items ($3);
•
for the year ended December 31, 2024, net cost of power associated with the Portland smelter ($45), external costs related to portfolio actions ($14), costs related to the restart process at the San Ciprián, Spain smelter ($4), costs related to the restart process at the Warrick Operations site ($3), and charges for other special items ($4); and,
•
for the year ended December 31, 2023, costs related to the restart process at the Alumar, Brazil smelter ($33), costs related to the closure of the Intalco, Washington aluminum smelter ($16), net cost of power associated with the Portland smelter ($7), and net charges for other special items ($7).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash provided from operations	$415	$143	$198	$622	$91

Capital expenditures	(169)	(146)	(188)	(580)	(531)

Free cash flow	$246	$(3)	$10	$42	$(440)

Free Cash Flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt	December 31, 2024	December 31, 2023
Short-term borrowings	$50	$56
Long-term debt due within one year	75	79
Long-term debt, less amount due within one year	2,470	1,732
Total debt	2,595	1,867

Less: Cash and cash equivalents	1,138	944

Net debt	$1,457	$923

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted Net Debt and Proportional Adjusted Net Debt

	December 31, 2024			December 31, 2023
	Consolidated	NCI	Alcoa Proportional	Consolidated	NCI	Alcoa Proportional
Short-term borrowings	$50	$—	$50	$56	$—	$56
Long-term debt due within one year	75	—	75	79	31	48
Long-term debt, less amount due within one year	2,470	—	2,470	1,732	—	1,732
Total debt	2,595	—	2,595	1,867	31	1,836

Less: Cash and cash equivalents	1,138	—	1,138	944	141	803

Net debt (net cash)	1,457	—	1,457	923	(110)	1,033

Plus: Net pension / OPEB liability	597	—	597	657	17	640

Adjusted net debt (net cash)	$2,054	$—	$2,054	$1,580	$(93)	$1,673

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Adjusted net debt and proportional adjusted net debt (prior to Alcoa’s acquisition of Alumina Limited on August 1, 2024) are also non-GAAP financial measures. Management believes that these additional measures are meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability, net of the portion of those items attributable to noncontrolling interest (NCI).

DWC Working Capital and Days Working Capital

	Quarter ended
	December 31, 2024	September 30, 2024	December 31, 2023
Receivables from customers	$1,096	$862	$656

Add: Inventories	1,998	2,096	2,158

Less: Accounts payable, trade	(1,805)	(1,544)	(1,714)

DWC working capital	$1,289	$1,414	$1,100

Sales	$3,486	$2,904	$2,595

Number of days in the quarter	92	92	92

Days working capital(1)	34	45	39

DWC working capital and Days working capital are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Yolande Doctor	+1 412 992 5450	Yolande.B.Doctor@alcoa.com
Media Contact:	Courtney Boone	+1 412 527 9792	Courtney.Boone@alcoa.com